Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Yayi International Inc.

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333 -167651) of Yayi International Inc. and subsidiaries of our report dated June 29, 2010, which appears in this transition report on Form 10-K/A for the five months ended March 31, 2010.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
January 28, 2011